UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2013

ProUroCare Medical Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., Suite 101, Eden Prairie, Minnesota 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 476-9093
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2013 ProUroCare Medical Inc. (the “Company”) announced the following actions designed to concentrate its leadership in a smaller, more efficient group that either lives or regularly works in the Minneapolis area and so reduce costs.

(b) Departure of Principal Executive Officer and Directors

Richard Carlson has stepped down from his position as Chief Executive Officer and a Director on the Company’s Board of Directors (the “Board”). Mr. Carlson has agreed to provide future assistance to the Company as needed in a consulting role on marketing and physician relations matters.

Directors Michael Chambers and Lawrence Getlin stepped down from their positions as Directors on the Board. Both Dr. Chambers and Mr. Getlin have agreed to provide future assistance to the Company as needed in consulting roles. Director James Davis was appointed as Chairman of the Board, replacing Dr. Chambers in that role. Director Robert Rudelius was appointed to the role of Vice Chairman.

Richard Thon, the Company’s Chief Financial Officer, will cease to be an employee of the Company effective April 22, 2013, but will continue to serve as CFO under a consulting agreement.

(c) Appointment of New Principal Executive Officer

Stan Myrum, age 63, was named as Interim CEO under a consulting contract. The Board also elected Mr. Myrum to the position of Director on the Company’s Board, effective immediately.

Since 2007, Mr. Myrum has been President of LHG Consulting Inc., a medical device industry consulting firm providing advisory services in the areas of due diligence assessment, product development, quality, regulatory, and clinical and operation improvement processes for medical devices. Prior to 2007, Mr. Myrum was employed at Medtronic for 31 years and held a variety of executive positions, most recently as its Vice President of Cardiac Rhythm Disease Management Operations.

Mr. Myrum is being engaged by the Company on an independent contractor basis. His compensation will be $200 per hour, with approximately one-half of the compensation to be paid in the form of equity (Company stock, options or warrants).

Prior to his appointment as Interim CEO, Mr. Myrum was engaged by the Company in April 2012 as a consultant. Pursuant to his consulting agreement, Mr. Myrum earned $61,378 in 2012 and $5,022 during the first quarter of 2013. There is no family relationship between Mr. Myrum and any other officer or director of the Company.

(d) Election of New Director

See Item 5.02(c) above. Mr. Myrum will not serve on any Board committee.

Item 8.01 Other Events

On April 19, 2013, the Company posted a release announcing the Board and management changes identified in Item 5.02 above to its website. A copy of the Company’s announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Announcement of management and board changes of ProUroCare Medical Inc., dated April 19, 2013 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ProUroCare Medical Inc.

Date: April 19, 2013	By	/s/ Stan Myrum
Stan Myrum
Interim Chief Executive Officer